[GRANT THORNTON LLP LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We have issued our report dated February 15, 2003 accompanying the consolidated financial statements of Synergy Financial Group, Inc. included in the 2002 Annual Report of Synergy Financial Group, Inc. to its shareholders which is included in the Annual Report on Form 10-KSB for the year ended December 31, 2002 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.







                                                     /s/Grant Thornton LLP
                                                     ---------------------------
May 27, 2003                                         Grant Thornton LLP

Philadelphia, Pennsylvania